                                    23(h)(2)
            Transfer Agency Agreement, as amended through May 1, 2008

       AMENDMENT TO ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT
                        BETWEEN TRANSAMERICA SERIES TRUST
                      AND TRANSAMERICA FUND SERVICES, INC.

     This Amendment is made as of May 1, 2008 to the Administrative Services and Transfer Agency Agreement dated January 1, 1997, as amended, by and between Transamerica Series Trust (formerly AEGON/Transamerica Series Trust) and Transamerica Fund Services, Inc.

          NAME CHANGE OF THE TRUST: Any reference to AEGON/Transamerica Series Trust will now be revised to mean Transamerica Series Trust (the "Trust"), effective May 1, 2008.

     In all other respects, the Administrative Services and Transfer Agency Agreement dated January 1, 1997, as amended, is confirmed and remains in full force and effect. The parties hereto have caused this amendment to be executed as of May 1, 2008.


                                        TRANSAMERICA SERIES TRUST


                                        By: /s/ Dennis P. Gallagher
                                            ------------------------------------
                                        Name: Dennis P. Gallagher
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        TRANSAMERICA FUND SERVICES, INC.


                                        By: /s/ Brenda L. Smith
                                            ------------------------------------
                                        Name: Brenda L. Smith
                                        Title: Senior Vice President

   AMENDMENT TO ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT BETWEEN
                      AEGON/TRANSAMERICA SERIES FUND, INC.
                   AND AEGON/TRANSAMERICA FUND SERVICES, INC.

THIS AMENDMENT is made as of May 1, 2005 to the Administrative Services and Transfer Agency Agreement dated January 1, 1997, as amended, (the "Agreement"), between AEGON/Transamerica Series Fund, Inc. (the "Fund"), and
AEGON/Transamerica Fund Services, Inc (the "Transfer Agent"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. REDOMICILING AND NAME CHANGE OF THE FUND. On May 1, 2005, AEGON/Transamerica Series Fund, Inc. was reorganized from a Maryland Corporation to a Delaware statutory trust of the series type, and changed its name to AEGON/Transamerica Series Trust. Accordingly, any reference to AEGON/Transamerica Series Fund, Inc. as a Maryland Corporation will now be revised to mean AEGON/Transamerica Series Trust ("ATST"), a Delaware statutory trust.

2. NAME CHANGE OF THE TRANSFER AGENT. Any reference to AEGON/Transamerica Fund Services, Inc. (formerly, WRL Investment Services, Inc.) will now be revised to mean Transamerica Fund Services, Inc. ("TFS"), in reference to a name change, effective January 1, 2005.

In all other respects, the Administrative Services and Transfer Agency Agreement dated January 1, 1997, as amended, is confirmed and remains in full force and effect.

The parties hereto have executed this Amendment as of the date first written above.

AEGON/TRANSAMERICA SERIES TRUST


                                        By: /s/ T. Gregory Reymann, II
                                            ------------------------------------
                                            T. Gregory Reymann, II
                                            Vice President

TRANSAMERICA FUND SERVICES, INC.


                                        By: /s/ Kyle A. Keelan
                                            ------------------------------------
                                            Kyle A. Keelan
                                            Sr. Vice President - Operations


 AMENDMENT TO ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT BETWEEN WRL
              SERIES FUND, INC. AND WRL INVESTMENT SERVICES, INC.

THIS AMENDMENT is made as of May 1, 2001 to the Administrative Services and Transfer Agency Agreement dated January 1, 1997 (the "AGREEMENT"), between WRL Series Fund, Inc. (the "Fund"), a Maryland corporation, and WRL Investment Services, Inc., a Florida corporation. In consideration of the mutual covenants contained herein, the parties agree as follows:

3. FUND NAME. Any references to WRL Series Fund, Inc. will now be revised to mean AEGON/Transamerica Series Fund, Inc., a Maryland corporation, in response to the name change of this Fund, effective May 1, 2001.

4. SERVICE PROVIDER NAME. Any references to WRL Investment Services, Inc. as the administrative services company and/or the transfer agent to the Fund will now be revised to mean AEGON/Transamerica Fund Services, Inc., a Florida corporation, in response to the name change of this service provider, effective May 1, 2001.

This Agreement amends all prior written agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed amended upon the effectiveness of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Attest: AEGON/TRANSAMERICA SERIES FUND, INC.


/s/ Gayle A. Morden                     By: /s/ John K. Carter
-------------------------------------       ------------------------------------
Gayle A. Morden                             John K. Carter
Assistant Vice President and                Vice President, Secretary & Counsel
Assistant Secretary

Attest: AEGON/TRANSAMERICA FUND SERVICES, INC.


/s/ Gayle A. Morden                     By: /s/ John K. Carter
-------------------------------------       ------------------------------------
Gayle A. Morden                             John K. Carter
Assistant Vice President and                Vice President, Secretary & Counsel
Assistant Secretary

                              WRL SERIES FUND, INC.

              ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT

     This Agreement is entered into as of January 1, 1997 by WRL Series Fund, Inc. (the "Fund"), a Maryland corporation, and WRL Investment Services, Inc. ("WRL Services"), a Florida corporation.

     WHEREAS, the Fund is a diversified, open-end management investment company consisting of separate series or investment portfolios (the "Portfolios" or "Portfolio"); and

     WHEREAS, WRL Services is an administrative services company located at 201 Highland, Largo, Florida, 33770, which is or will be registered as a transfer agent under Section 17A(c)(1) of the Securities Act of 1934, as amended, and is a wholly-owned subsidiary of WRL Investment Management, Inc., a registered investment adviser; and

     WHEREAS, the Fund seeks to engage WRL Services to furnish the Fund with administrative services to assist the Fund in carrying out certain of its functions and operations.

     WHEREAS, WRL Services desires to provide administrative services to the Fund, in accordance with the terms of this Agreement.

     WHEREAS, it is the purpose of this Agreement to express the mutual agreement of the parties hereto with respect to the services to be provided by WRL Services to the Fund and the terms and conditions under which such services will be rendered.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1. ADMINISTRATIVE SERVICES PROVIDED. WRL Services shall provide supervisory, administrative, and transfer agency services to each Portfolio of the Fund. Subject to the overall supervision of the Board of Directors of the Fund, WRL Services shall furnish to each Portfolio.

               - The services of personnel to supervise and perform all administrative, clerical, recordkeeping and bookkeeping services of the Fund, including acting as registrar for the Fund and recording the ownership of Fund shares and changes in or transfers of such ownership;

               - To the extent agreed upon by the parties hereto from time to time, monitor and verify Investors Bank & Trust Company's daily calculation of net asset values;

               - Preparation and filing of all returns and reports in connection with federal, state and local taxes;

               - Shareholder relations functions, including preparation of notices to shareholders;

               - Regulatory reporting and compliance, including preparation of any required amendments, supplements or renewals of registration statements, qualifications or prospectuses under the Securities Act of 1933 and the securities laws of any states or territories subsequent to the effectiveness of the initial registration statement under the Securities Act of 1933;

               - All other matters relating to the operation of the Portfolios, other than investment management and distribution functions;

               - Supervise and coordinate the Fund's custodian and its dividend disbursing agent and monitor their service to each Portfolio;

               -    Assist each Portfolio in preparing reports to shareholders;
                    and

               - Provide office space, telephones and other office equipment as necessary in order for WRL Services to perform administrative services to the Fund and described herein.

          2. OBLIGATIONS OF EACH PORTFOLIO OF THE FUND. Each Portfolio shall have the following obligations under this Agreement:

               (a) to provide WRL Services with access to all information, documents and records of and about each Portfolio that are necessary for WRL Services to carry out the performance of its duties under this Agreement

               (b) to furnish WRL Services with a certified copy of any financial statement or report prepared for any Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by such Portfolio to its shareholders or to any governmental body or securities exchange; and

               (c) to reimburse WRL Services for the services performed by WRL Services pursuant to Section 1 of this Agreement during its terms, on a costs incurred basis. WRL Services shall be responsible for providing all personnel, materials, and other resources necessary in order for WRL Services to perform its obligations under Section 1 of this Agreement. The Fund will in turn reimburse WRL Services for the expense of such personnel, materials, and other resources by paying to WRL Services an amount equal to the cost of such personnel, materials and other resources, as incurred by WRL Services in a calendar month, within fifteen calendar days following the end of such calendar month. In the event that this Agreement shall be effective for only part of a calendar month, the amount to be paid by the Fund to WRL Services with respect to such calendar month will be based on costs incurred during the term of effectiveness. Expenses reimbursed by the Fund pursuant to this Section 2(c) shall be paid by each Portfolio in relative proportion to the accumulation value or cash value of the variable contracts held by the owners of variable life insurance and variable annuities allocated to the investment options funded by such Portfolio.

          3. INVESTMENT COMPANY ACT COMPLIANCE. In performing services hereunder, WRL Services shall at all times comply with applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and any other federal or state securities laws. In addition, and without limiting the foregoing, this Agreement is subject to the 1940 Act and rules thereunder; to the extent that any provision of this Agreement would require a party to take any action prohibited by the 1940 Act and rules thereunder, or would preclude an party from taking any action required by the 1940 Act and rules thereunder, then it is the intention of the parties hereto that such provision shall be enforced only to the extent permitted under the 1940 Act and rules thereunder; and that all other provisions of this Agreement shall remain valid and enforceable as if the provision at issue had never been a part hereof.

          4. RECORDS. WRL Services recognizes and agrees that, pursuant to Rule 31a-3 under the 1940 Act, records required to be maintained by the Fund pursuant to Rule 31a-1 and/or Rule 31a-2 under the 1940 Act that are maintained by WRL Services, for and on behalf of the Fund, are the property of the Fund; shall be maintained, updated, preserved, and made available in accordance with the 1940 Act and rules thereunder; and will be surrendered promptly to the Fund upon request.

          5.   TERM AND TERMINATION.

               (a) This Agreement shall continue in effect until terminated pursuant to provisions hereof.

               (b) This Agreement may be terminated at any time, without penalty, by the Fund by giving 60 days' written notice of such termination to WRL Services at its principal place of business; or may be terminated at any time by WRL Services by giving 60 days' written notice of such termination to the Fund at its principal place of business.

          6. AMENDMENTS. This Agreement may be amended only by written instrument signed by the parties hereto.

          7. PRIOR AGREEMENTS. This Agreement supercedes all prior written agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Attest:                                 WRL SERIES FUND, INC.


/s/ Priscilla I. Hechler                By: /s/ John R. Kenney
-------------------------------------       ------------------------------------
Priscilla I. Hechler                        John R. Kenney, Chairman of
Assistant Vice President and                the Board and President
Assistant Secretary

Attest:                                 WRL INVESTMENT SERVICES, INC.


/s/ Thomas E. Pierpan                   By: /s/ Kenneth P. Beil
-------------------------------------       ------------------------------------
Thomas E. Pierpan                           Kenneth P. Beil, President and
Secretary, Vice President and               Treasurer
General Counsel